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                                                                     EXHIBIT 3.2


                                    ANNEX 4

             AMENDED AND RESTATED BYLAWS OF IMPERIAL SUGAR COMPANY

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                                    BY-LAWS

                                       OF

                             IMPERIAL SUGAR COMPANY

                      ARTICLE I. MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meetings. All meetings of stockholders shall be held at the registered office of the Company in Sugar Land, Texas, or at such other place within or without the State of Texas as may be designated by the Board of Directors, the President, or any other officer authorized to fix the place of the meeting by the Board of Directors, or the officer or person calling the meeting.

     Section 2. Annual Meeting. The annual meeting of stockholders shall be held at such date and time as may be designated by the Board of Directors and stated in the notice of the meeting.

     Section 3. Special Meetings. Special meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board, the President or any Vice-President or Secretary or any Director or by the holders of not less than one-tenth of all the shares outstanding and entitled to vote at such meetings.

     Section 4. Notice of Meeting. Notice of all meetings shall be given as may be required by law, by the Secretary or an Assistant Secretary, to be mailed or delivered to the stockholders at not less than ten nor more than sixty days before such meetings. Waiver by a stockholder in writing, signed by him whether before or after the meeting, shall be equivalent to the giving of such notice as shall attendance by a stockholder at a stockholders meeting, whether in person or by proxy. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Company, with postage thereon prepaid. Any notice required to be given to any stockholder under any provision of the Texas Business Corporation Act or the Amended and Restated Articles of Incorporation or these by-laws need not be given to a stockholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the records of the Company, and have been returned undeliverable. Any action or meeting taken or held without notice to such person shall have the same force and effect as if the notice had been duly given. If such person delivers to the Company a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

     Section 5. Voting at Meetings. Each holder of shares of stock of the Company shall be entitled to one vote for each share standing in his name on the books of the Company, either in person or by proxy executed in writing by him or by his duly authorized attorney in fact.

     Section 6. Quorum. A majority of the shares of stock of the Company, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. Any meeting may be adjourned from time to time by a majority of the shares so present, whether a quorum be present or not.

     Section 7. Officers. The Chairman of the Board, or in his absence, the Vice Chairman, or in his absence, the President, shall preside at, and the Secretary shall keep the records of, each meeting of stockholders. In the absence of any such officer, his duties shall be performed by such person as may be appointed by the meeting.

     Section 8. Conduct of Meetings. The chairman of a meeting of stockholders shall have the power to appoint inspectors of election and to establish and interpret rules for the conduct of the meeting.

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                             ARTICLE II. DIRECTORS

     Section 1. Number and Tenure. The affairs of the Company shall be managed by a board of directors consisting of such number of directors not less than seven nor more than fourteen as may be fixed by resolution of the Board of Directors from time to time. The Board of Directors shall be divided into three classes, designated Class I, Class II, and Class III, each class to be as nearly equal as possible. At each annual meeting the number of directors equal to the number constituting the classes whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. The directors shall be elected by the stockholders annually and shall hold office until the next annual meeting of the stockholders and until their successors are elected and have qualified. A director need not be a stockholder.

     Section 2. Vacancies. Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of stockholders called for the purpose or by the affirmative vote of the majority of the remaining directors, though less than a quorum of the entire Board; provided, however, that any directorship to be filled by the Board of Directors by reason of an increase in the number of directors may be filled for a term of office continuing only until the next election of one or more directors by the stockholders; and provided, further, that the Board of Directors may not fill more than two directorships created by reason of an increase in the number of directors during the period between any two successive annual meetings of stockholders. Subject to the foregoing, a director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. No director may be removed by the stockholders except for cause.

     Section 3. Place of Meeting. Meetings of the Board of Directors may be held either within or without the State of Texas, at wherever place is specified by the officer calling the meeting. In the absence of other designation, the meeting shall be held at the registered office of the Company in Sugar Land, Texas.

     Section 4. Annual Meetings. The Board of Directors shall meet each year immediately after the annual meeting of the stockholders, at the place of such meeting, for the election of officers and consideration of any other business that may be properly brought before the meeting. No notice of any kind of such annual meeting to either old or new members of the Board of Directors shall be necessary.

     Section 5. Other Meetings. Other meetings of the Board of Directors may be held at such times as may be fixed by the Board of Directors or at any time upon the call of the President or a Vice-President or Secretary or of any director of the Company. Notice shall be sent by mail or telegram to the last known address of each director at least one day before the meeting. Notice of the time, place and purpose of the meeting may be waived in writing before or after such meeting. Attendance of a director at such meeting shall constitute a waiver of notice thereof. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need by specified in the notice or waiver of notice of such meeting.

     Section 6. Quorum. A majority of the number of directors fixed by the by-laws shall constitute a quorum for the transaction of business. The action of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Any meeting of the directors may be adjourned from time to time by those present, whether a quorum is present or not.

     Section 7. Compensation. Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity or receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 8. Committees. The Board of Directors, by resolution or resolutions passed by a majority of the whole Board of Directors, may designate one or more members of the Board of Directors to constitute an Executive Committee and one or more other committees, which shall in each case consist of such number of directors as the Board of Directors may determine. The Executive Committee shall have and may exercise,

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subject to such restrictions as may be contained in the Amended and Restated
Articles of Incorporation or that may be imposed by law, all of the authority of the Board of Directors, including without limitation the power and authority to declare a dividend and to authorize the issuance of shares of the Company. Each other committee shall have and may exercise such powers of the Board in the management of the business and affairs of the Company, including without limitation the power and authority to declare a dividend and to authorize the issuance of shares of the Company, as the Board of Directors may determine by resolution and specify in the respective resolutions appointing them, subject to such restrictions as may be contained in the Amended and Restated Articles of Incorporation or that may be imposed by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Texas, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall provide otherwise by resolution. The Board of Directors shall have power to change the membership of any such committee at any time, to fill vacancies therein and to disband any such committee, either with or without cause, at any time. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

                             ARTICLE III. OFFICERS

     Section 1. Officers. The officers of the Company shall be a President, a Secretary and a Treasurer, and such other officers as the Board of Directors may from time to time deem proper. The same person may be elected to more than one office. Any two or more offices may be held by the same person except the offices of President and Secretary. Officers need not be directors of the Company.

     Section 2. Removal. The Board of Directors may at any time remove any officer of the Company, with or without cause.

     Section 3. Powers. The officers of the Company shall have such powers and duties as usually pertain to their offices, respectively, as well as such powers and duties as may from time to time be conferred by the Board of Directors.

                           ARTICLE IV. CAPITAL STOCK

     Section 1. Stock Certificates. All stock certificates, in the form approved by the Board of Directors, shall be signed by the Chairman of the Board, the President or a Vice-President and by the Secretary or an Assistant Secretary.

     Section 2. Transfers of Certificates. Transfers of certificates of stock may be made only upon the books of the Company by the holder in person or by attorney, and on the surrender and cancellation of the certificate or certificates for such shares or upon compliance with such conditions as the Board of Directors may determine in the case that any such certificate cannot be produced. No transfer shall affect the right of the Company to pay any dividend due upon the stock or to treat the holder of record as the holder in fact until such transfer is recorded upon the books of the Company. In the case of a lost, destroyed or mutilated stock certificate, a new certificate may be issued therefor upon such conditions for the protection of the Company and any transfer agent or registrar as the Board of Directors or the Secretary or any other officer may prescribe.

     Section 3. Stockholders of Record. The Board of Directors of the Company may appoint one or more transfer agents or registrars for any class of stock of the Company. The names and addresses of stockholders as they appear on the stock transfer book shall be the official list of stockholders of record of the Company for all purposes.

     Section 4. Fixing of Record Date. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders or any

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adjournment thereof, or stockholders entitled to receive a distribution by the
Company (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than 60 days, and in the case of a meeting of stockholders not less than 10 days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.

                      ARTICLE V. MISCELLANEOUS PROVISIONS

     Section 1. Offices. The principal office of the Company shall be located in Sugar Land, Texas at whatever location is designated by the Board of Directors. In the absence of such resolution, it shall be the registered office of the Company registered at that time with the Secretary of State of Texas. The Company may also have offices at such other places as the Board of Directors may designate from time to time or as the business of the Company may require.

     Section 2. Seal. The seal of the Company shall be circular in form with a five-pointed star in the center and the name of the Company around the margin thereof, or in such other form as may be fixed by resolution of the Board of Directors.

     Section 3. Resignation. Any director or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provide in the resignation.

     Section 4. Waiver. Any provision, notice, requirement or restriction contained in these by-laws may be waived by the written consent of all the stockholders of record of the Company at any time, before or after the event to which such waiver relates.

                            ARTICLE VI. AMENDMENTS

     These by-laws may be amended or repealed, or new by-laws adopted, (a) by the Board of Directors, unless the stockholders in amending, repealing or adopting a particular by-law expressly provide that the Board of Directors may not amend or repeal that bylaw or unless the Amended and Restated Articles of Incorporation of the Texas Business Corporation Act reserves the power to take such action to the stockholders in whole or in part or (b) by the stockholders, unless the Amended and Restated Articles of Incorporation or a by-law adopted by the stockholders provides otherwise as to all or some portion of the bylaws.

                         ARTICLE VII. INDEMNIFICATION

     Section 1. The Company shall indemnify, and advance Expenses (as this and all other capitalized words are defined in this Article or in Article 2.02-1 of the T.B.C.A.) to, Indemnitee to the fullest extent permitted by applicable law in effect on August 31, 2001, and to such greater extent as applicable law may thereafter permit. The rights of Indemnitee provided under the preceding sentence shall include, but not be limited to, the right to be indemnified and to have Expenses advanced in all Proceedings to the fullest extent permitted by Article 2.02-1 of the T.B.C.A. or any successor statutory provision, as from time to time amended. The provisions set forth below in this Article are provided as means of furtherance and implementation of, and not in limitation on, the obligation expressed in this Section 1.

     Section 2. If Indemnitee is not wholly successful, on the merits or otherwise, in a Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Company shall indemnify against all Expenses actually and reasonably incurred by him or on his behalf relating to each Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter.

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     Section 3. Indemnitee shall be advanced Expenses within 10 days after requesting them to the fullest extent permitted by Article 2.02-1 of the T.B.C.A., subject to compliance of the Indemnitee with such provision.

     Section 4. To obtain indemnification Indemnitee shall submit to the Company a written request with such information as is reasonably available to Indemnitee. The Secretary of the Company shall promptly advise the Board of Directors of such request.

     Section 5. If there has been no Change of Control before the time the request for indemnification is sent, Indemnitee's entitlement to indemnification shall be determined in accordance with Article 2.02-1 of the T.B.C.A. If entitlement to indemnification is to be determined by Special Legal Counsel, the Company shall furnish notice to Indemnitee within 10 days after receipt of the request for indemnification, specifying the identity and address of Special Legal Counsel. The Indemnitee may, within 14 days after receipt of such written notice of selection, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Special Legal Counsel so selected does not meet the requirements of Special Legal Counsel specified in this Article and the objection shall set forth with particularity the factual basis of such assertion. If there is an objection to the selection of Special Legal Counsel, either the Company or Indemnitee may petition any court of competent jurisdiction for a determination that the objection is without a reasonable basis and/or for the appointment of Special Legal Counsel selected by the court.

     Section 6. If there has been a Change of Control before the time the request for indemnification is sent, Indemnitee's entitlement to indemnification shall be determined in a written opinion by Special Legal Counsel selected by Indemnitee. Indemnitee shall give the Company written notice advising of the identity and address of the Special Legal Counsel so selected. The Company may, within 7 days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Indemnitee may, within 5 days after the receipt of such objection from the Company, submit the name of another Special Legal Counsel and the company may, within 7 days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Any objection is subject to the limitations in Section 5. Indemnitee may petition any Court of competent jurisdiction for a determination that the Company's objection to the first and/or second selection of Special Legal Counsel is without a reasonable basis and/or for the appointment as Special Legal Counsel of a person selected by the Court.

     Section 7. If there has been a Change of Control before the time the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Article or as may be required by Article 2.02-1 of the T.B.C.A.) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 4 of this Article, and thereafter the Company shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Special Legal Counsel as a basis for a determination of entitlement to indemnification unless the Company provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Special Legal Counsel convinces him by clear and convincing evidence that the presumption should not apply.

     Except in the event that the determination of entitlement to indemnification is to be made by Special Legal Counsel, if the person or persons empowered under Section 5 or 6 of this Article to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within 60 days after receipt by the Company of the request therefore, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that (i) Indemnitee did not conduct himself in good faith and in a manner which he reasonably believed, in the case of conduct in his official capacity as a director of the Company to be in the best interests of the Company or in all other cases that at least his conduct was not opposed to the Company's best interests, or

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(ii) with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

     Section 8. The Company shall pay any and all reasonable fees and expenses of Special Legal Counsel incurred acting pursuant to this Article and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Special Legal Counsel was selected or appointed. No Special Legal Counsel may serve if a timely objection has been made to his selection until a Court has determined that such objection is without a reasonable basis.

     Section 9. In the event that (i) a determination is made pursuant to
Section 5 or 6 that Indemnitee is not entitled to indemnification under this Article, (ii) advancement of Expenses is not timely made pursuant to Section 3 of this Article, (iii) Special Legal Counsel has not made and delivered a written opinion determining the request for indemnification (a) within 90 days after being appointed by the Court, or (b) within 90 days after objections to his selection have been overruled by the Court, or (c) within 90 days after the time for the Company or Indemnitee to object to his selection, or (iv) payment of indemnification is not made within 5 days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 5, 6 or 7 of this Article, Indemnitee shall be entitled to an adjudication in any Court of competent jurisdiction of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of the adverse determination. If a Change of Control shall have occurred, in any judicial proceeding the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 9, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.

     The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9 that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all provisions of this Article. In the event that Indemnitee, pursuant to this Section 9, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against any and all Expenses actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

     Section 10. The rights of indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation, the By-laws, agreement, insurance, arrangement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Article or any provision thereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his heirs, executors and administrators.

     Section 11. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

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     Section 12. For purposes of this Article:

     "Change of Control" means a change of control of the Company after the effective date of the Company's Second Amended and Restated Joint Plan of Reorganization in Case No. 01-00140 in the United States Bankruptcy Court for the District of Delaware in any of the following circumstances: (1) there shall have occurred an event required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; (2) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (3) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

     "Corporate Status" describes the status of a person who is or was a director, officer, employee or agent of the Company or who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

     "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or prepared to be a witness in a Proceeding.

     "Indemnitee" includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 1 or 2 of this Article by reason of his Corporate Status.

     "Matter" is a claim, a material issue, or a substantial request for relief.

     "Special Legal Counsel" means a law firm, or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (iii) the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding voting securities.

     "T.B.C.A." means the Texas Business Corporation Act.

     Section 13. Any communication required or permitted to the Company shall be addressed to the Secretary of the Company and any such communication to Indemnitee shall be addressed to his home address unless he specifies otherwise and shall be personally delivered or delivered by overnight mail delivery.

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